Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

August 26, 2025

Viper Energy, Inc.

500 West Texas Avenue, Suite 100

Midland, Texas 79701

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Viper Energy, Inc. (f/k/a New Cobra Pubco, Inc.), a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offer and sale from time to time by the selling stockholders named in the prospectus forming part of the Registration Statement (the “Prospectus”) of up to 203,172,011 shares (the “Selling Stockholder Shares”) of the Company’s Class A common stock, par value $0.000001 per share (“Class A Common Stock”) that will be obtained upon the exchange of shares of the Company’s Class B common stock, par value $0.000001 per share (“Class B Common Stock”) (including such shares obtained upon the exercise of options), together with an equal number of units representing limited liability company interests in Viper Energy Partners LLC (“Viper Opco”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement;

(b)	the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), filed as Exhibit 3.1 to the Registration Statement;

(c)	the Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”), filed as Exhibit 3.2 to the Registration Statement;

(d)	the Amended and Restated Bylaws of the Company, filed as Exhibit 3.3 to the Registration Statement;

(e)	the Fourth Amended and Restated Limited Liability Company Agreement of Viper Opco (the “Opco LLCA”), filed as Exhibit 3.4 to the Registration Statement;

August 26, 2025

(f)

the Second Amended and Restated Exchange Agreement, dated October 1, 2024, by and among the Company, Viper Opco, Diamondback E&P LLC (“Diamondback E&P”), Diamondback Energy, Inc. (“Diamondback”) and Tumbleweed Royalty IV, LLC (“TWR IV”) (the “TWR Exchange Agreement”), filed as Exhibit 4.2 to the Registration Statement (which was assigned to the Company pursuant to the Assignment and Assumption Agreement, dated as of August 18, 2025, by and among the Company, Viper Opco, Diamondback E&P, Diamondback and TWR IV);

(g)

the Exchange Agreement, dated February 14, 2025, by and among the Company, Viper Opco and certain affiliates or Morita Ranches Minerals, LLC (the “Morita Exchange Agreement” and, together with the TWR Exchange Agreement, the “Exchange Agreements”, and together with the Opco LLCA, the “Specified Agreements”), filed as Exhibit 4.6 to the Registration Statement, (which was assigned to the Company pursuant to the Assignment and Assumption Agreement, dated as of August 18, 2025, by and among the Company, Viper Opco and certain affiliates of Morita Ranches Minerals, LLC); and

(h)

the Class B Common Stock Option Agreement, dated as of October 1, 2024, by and among the Company, Viper Opco and TWR IV, filed as Exhibit 4.1 to the Registration Statement (which was assigned to the Company pursuant to the Assignment and Assumption Agreement, dated as of August 18, 2025, by and among the Company, Viper Opco and TWR IV).

This opinion is provided pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming part of the Registration Statement, other than as expressly stated herein with respect to the Selling Stockholder Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In this opinion, we have relied, with your consent, upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of certified copies submitted to us with the original documents to which such certified copies relate and the legal capacity of all individuals executing any of the foregoing documents.

August 26, 2025

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and such effectiveness shall not have been terminated or rescinded, (ii) the Selling Stockholder Shares will be issued and sold in compliance with applicable United States federal and state securities laws and pursuant to and in the manner stated in the Registration Statement and any applicable prospectus supplement and (iii) the Selling Stockholder Shares will be issued in accordance with the terms of the applicable Specified Agreement, the OpCo LLCA and the Certificate of Incorporation as amended by the Certificate of Amendment.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, when the Selling Stockholder Shares have been issued and delivered in exchange for an equal number of shares of Opco Units and shares of Class B Common Stock (including from the exercise of options) as described in the Registration Statement and in accordance with the applicable Specified Agreement, the OpCo LLCA and the Certificate of Incorporation as amended by the Certificate of Amendment, such Selling Stockholder Shares will have been duly authorized and validly issued and will be fully paid and non-assessable.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We have not considered, and we express no opinion as to any law other than the Limited Liability Company Act of the State of Delaware and the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the Selling Stockholder Shares being registered pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz